UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
August 16, 2019

FIRST MID BANCSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13368	37-1103704
(State of Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1421 CHARLESTON AVENUE
MATTOON, IL	61938
(Address of Principal Executive Offices)	(Zip Code)

(217) 234-7454
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FMBH	Nasdaq Global Market

Item 8.01.	Other Events.

On August 16, 2019, First Mid Bancshares, Inc. (the “Company”) adopted a repurchase plan under Rule 10b5-1 and Rule 10b-18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company implemented the repurchase plan in connection with its previously announced stock repurchase program. As of August 16, 2019, there was approximately $6.2 million worth of Company common stock repurchases available under the repurchase program. Under the repurchase plan, up to approximately $6.2 million worth of shares of the Company’s common stock may be repurchased.

Rule 10b5-1 permits corporate officers, directors, and companies to adopt written, pre-arranged stock trading plans when they are not in possession of material, non-public information. Using these plans, insiders may spread stock trades over a period regardless of any material, non-public information they may receive after adopting their plans. In accordance with Rule 10b5-1, the Company will have no discretion over the repurchase of shares of common stock under the repurchase plan. Rule 10b-18 provides a company with a non-exclusive safe harbor from liability under certain market manipulation rules when repurchases of the Company’s common stock in the market are made under the rule’s conditions. In accordance with Rule 10b-18, the Company will fulfill the required manner, timing, price, and volume conditions under the repurchase plan.

Although the Company adopted the repurchase plan, the Company may make discretionary repurchases in the open market or in privately negotiated transactions from time to time. The timing, manner, price and amount of any such repurchases will be determined by the Company at its discretion and will depend upon a variety of factors including economic and market conditions, price, applicable legal requirements and other factors.

Information regarding stock repurchases will be available in the Company’s periodic reports on Form 10-Q and 10-K filed with the Securities and Exchange Commission as required by the applicable rules of the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MID BANCSHARES, INC.

Dated: August 16, 2019

By: /s/ Joseph R. Dively________________________________

Joseph R. Dively

Chairman, President and Chief Executive Officer